Exhibit 24
POWER OF ATTORNEY
We, the undersigned directors of the Registrant, hereby severally constitute and appoint Rick Green our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said person may deem necessary or advisable to enable the Registrant to comply with the Securities Exchange Act of 1934, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the annual report on Form 10-K for the year ended December 31, 2007, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the annual report and any amendments thereto; and we hereby approve, ratify, and confirm all that said person shall do or cause to be done by virtue thereof.

/s/ Jim Berry Jim Berry, Director	January 24, 2008

/s/ Tom D. Berry Tom D. Berry, Director	January 24, 2008

/s/ Joe Berry Cannon Joe Berry Cannon, Director	January 24, 2008

/s/ John Cohlmia John Cohlmia, Director	January 24, 2008

/s/ David S. Crockett Jr. David S. Crockett Jr., Director	January 24, 2008

/s/ J. Berry Harrison J. Berry Harrison, Director	January 24, 2008

/s/ James M. Johnson James M. Johnson, Director	January 24, 2008

/s/ David P. Lambert David P. Lambert, Director	January 24, 2008

/s/ Linford R. Pitts Linford R. Pitts, Director	January 24, 2008

/s/ Robert B. Rodgers Robert B. Rodgers, Director	January 24, 2008

/s/ Russell W. Teubner Russell W. Teubner, Director	January 24, 2008